SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): AUGUST 21, 2002

ALLIANCE PHARMACEUTICAL CORP.
(Exact Name of Registrant as Specified in Charter)

NEW YORK (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

3040 Science Park Road San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

           As a result of the Company's balance sheet as reported on the March 31, 2002 Form 10-Q, Alliance has received a Nasdaq Staff Determination indicating that the Company has failed to comply with the net tangible assets and stockholders equity requirements for continued listing set forth in Marketplace Rule 4450 (a)(3), and that its securities are, therefore, subject to delisting from the Nasdaq National Market. The Company has appealed the determination, and requested a hearing before a Nasdaq Listing Qualifications Panel, which will be scheduled within 45 days of the Company's appeal, to present its plan to meet the minimum requirements for listing on Nasdaq.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements

          None.

(b)  Pro Forma Financial Statements

          None.

(c)  Exhibits

Exhibit No. 99.1	Exhibit Press release dated August 15, 2002.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By: /s/ Theodore D. Roth Name: Theodore D. Roth Title: President and Chief Operating Officer

Dated August 21, 2002